EXHIBIT 5


                              SULLIVAN & WORCESTER LLP
                               ONE POST OFFICE SQUARE
                             BOSTON, MASSACHUSETTS 02109
                                   (617) 338-2800
                                FAX NO. 617-338-2880
     IN WASHINGTON, D.C.                                   IN NEW YORK CITY
1025 CONNECTICUT AVENUE, N.W.                              767 THIRD AVENUE
   WASHINGTON, D.C. 20036                              NEW YORK, NEW YORK 10017
       (202) 775-8190                                       (212) 486-8200
    FAX NO. 202-293-2275                                 FAX NO. 212-758-2151






                                        November 23, 1998



Iron Mountain Incorporated
745 Atlantic Avenue
Boston, MA 02111

         Re:      Registration Statement on Form S-4;
                  1,488,508 shares of Iron Mountain
                  Incorporated Common Stock, par value $.01 per share

Ladies and Gentlemen:

         In connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), by Iron Mountain Incorporated, a Delaware corporation (the "Company"), of 1,488,508 shares (the "Registered Shares") of its Common Stock, par value $.01 per share ("Common Stock"), all of which Registered Shares are to be offered by the Company, the following opinion is furnished to you to be filed with the Securities and Exchange Commission (the "Commission") as Exhibit 5 to the Company's registration statement on Form S-4 (the "Registration Statement") under the Securities Act. The Registered Shares are to be offered on a delayed or continuous basis in connection with business combination transactions pursuant to Rule 415 under the Securities Act.

         We assume that the number, issuance and sale of the Registered Shares to be offered from time to time will be determined and authorized by proper action of the Board of Directors of the Company in accordance with the parameters described in the Registration Statement (each a "Board Action") and in accordance with the Company's Amended and Restated Certificate of Incorporation and applicable Delaware law. We further assume that prior to the issuance of any Registered Shares, there will exist, under the Company's Amended and Restated Certificate of Incorporation, the requisite number of authorized shares of Common Stock for such issuance which are unissued and are not otherwise reserved for issuance.

         We have acted as counsel to the Company in connection with the Registration Statement, and we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, the Amended and Restated Certificate of Incorporation of the Company as presently in effect, corporate records, certificates and


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Iron Mountain Incorporated
November 23, 1998
Page 2


statements of officers and accountants of the Company and of public officials, and such other documents as we have considered necessary in order to furnish the opinion hereinafter set forth.

         This opinion is limited to the laws of The Commonwealth of Massachusetts, the Delaware General Corporation Law and the federal laws of the United States of America, and we express no opinion with respect to the law of any other jurisdiction.

         Based on and subject to the foregoing, we are of the opinion that, when the Registration Statement has become effective under the Securities Act, upon due authorization by Board Action of an issuance of Registered Shares, and upon delivery of certificates representing the Registered Shares against payment therefor in the manner contemplated by such Board Action and in accordance with the terms of such agreements (if any) relating to one or more business combination transactions as the Company may enter into from time to time, the Registration Statement and any applicable Prospectus Supplement, the Registered Shares represented by such certificates will be duly authorized, validly issued, fully paid and nonassessable by the Company.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Prospectus forming a part of the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

                                          Very truly yours,

                                          /s/ Sullivan & Worcester LLP

                                          SULLIVAN & WORCESTER LLP